EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-___), pertaining to the State Street Corporation Savings-Related Stock Plan, of our report dated January 16, 2002, with respect to the consolidated financial statements of State Street Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
ERNST & YOUNG LLP

Boston, Massachusetts
September 18, 2002